Exhibit 99.1

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED FINANCIAL STATEMENTS

As of and for the years ended December 31, 2021 and 2020 with Report of Independent Registered Public Accounting Firm.

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Members

Fertility Labs of Wisconsin, LLC and Wisconsin Fertility and Reproductive Surgery Associates, S.C.

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Fertility Labs of Wisconsin, LLC and Wisconsin Fertility and Reproductive Surgery Associates, S.C. (the Companies) as of December 31, 2021 and 2020, and the related combined statements of operations, members’ capital/(deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Companies as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Companies’ management. Our responsibility is to express an opinion on the Companies’ combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Companies are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Companies’ internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the combined financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the combined financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the combined financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As discussed in Note 1 to the combined financial statements, the Companies recognize revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue from clinical and lab services is recognized based on the date the service is performed.

Auditing management’s evaluation of the service revenue from its agreements with patients involves significant judgment based on the estimates of the revenue recorded and their subsequent true-up once payment is received.

To evaluate the appropriateness and accuracy of the revenue recorded by management, we evaluated management’s assessment of the revenue recorded based on the Companies’ service agreements.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

We have served as the Company’s auditor since 2022

Houston, TX

March 20, 2023

3

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED BALANCE SHEETS

	December 31,	December 31,
	2021	2020

ASSETS
Current assets
Cash	$627,949	$462,093
Accounts receivable	136,588	164,978
Prepaid expenses and other current assets	-	5,000
Total current assets	764,537	632,071
Property and equipment, net	66,261	9,531
Total assets	$830,798	$641,602
LIABILITIES AND MEMBERS’ DEFICIT
Current liabilities
Accounts payable	$22,926	$17,698
Accrued liabilities	75,605	88,198
Distribution payable	426,734	363,368
Deferred revenue	394,066	420,275
PPP Loan	-	181,600
Total liabilities	919,331	1,071,139

Members’ capital (deficit)
Members’ capital (deficit) - beginning	(429,537)	(25,662)
Members’ capital (deficit) - current year	341,004	(403,875)
Total members’ capital (deficit)	(88,533)	(429,537)
Total liabilities and members’ capital (deficit)	$830,798	$641,602

The accompanying notes are an integral part of these combined financial statements.

4

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2021	2020

Revenue	$5,676,804	$4,452,394
Cost of revenue	2,335,774	2,100,705
Gross profit	3,341,030	2,351,689
Operating expenses	1,216,069	1,073,292
Income from operations	2,124,961	1,278,397
Other income (expense):
Other income	182,719	5,450
Interest expense	(360)	(236)
Total other income (expense)	182,359	5,214
Net income	$2,307,320	$1,283,611

The accompanying notes are an integral part of these combined financial statements.

5

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF MEMBERS’ DEFICIT

Balance at January 1, 2020	$(25,662)
Member capital distribution	(1,687,486)
Net income	1,283,611
Balance at December 31, 2020	$(429,537)
Member capital distribution	(1,966,316)
Net income	2,307,320
Balance at December 31, 2021	$(88,533)

The accompanying notes are an integral part of these combined financial statements.

6

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

AUDITED COMBINED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2021	2020

Cash flows from operating activities:
Net income	$2,307,320	$1,283,611
Adjustments to reconcile net loss to net cash used in operating activities:
Extinguishment of debt	(181,600)	-
Depreciation and amortization	6,660	1,254
Changes in assets and liabilities:
Accounts receivable	28,390	15,987
Prepaid expenses and other current assets	5,000	12,344
Accounts payable	5,228	(23,142)
Accrued liabilities	(12,593)	39,807
Deferred revenue	(26,209)	81,311
Net cash used in operating activities	2,132,196	1,411,172
Cash from investing activities:
Payments to acquire property, plant, and equipment	(63,390)	(10,785)
Net cash used in investing activities	(63,390)	(10,785)
Cash from financing activities:
Proceeds from PPP loan	-	181,600
Member capital distribution	(1,902,950)	(1,679,968)
Net cash provided by financing activities	(1,902,950)	(1,498,368)
Increase (decrease) in cash	165,856	(97,981)
Cash at beginning of period	462,093	560,074
Cash at end of period	$627,949	$462,093

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$360	$236

The accompanying notes are an integral part of these combined financial statements.

7

WISCONSIN FERTILITY AND REPRODUCTIVE SURGERY ASSOCIATES, S.C.

AND FERTILITY LABS OF WISCONSIN, LLC

NOTES TO THE AUDITED COMBINED FINANCIAL STATEMENTS

Note 1 – Summary of Significant Accounting Policies

Description of Business

These audited combined financial statements include the following business entities: Wisconsin Fertility and Reproductive Surgery Associates, S.C. (“WFRSA”), a clinic that provides fertility services and advanced gynecology care and Fertility Labs of Wisconsin, LLC (“FLOW”), a limited liability company that provides lab services exclusively to WFRSA (the “Companies”).

Basis of Presentation

The Companies’ accounting and financial reporting policies conform to accounting principles generally accepted in the United States (“U.S. GAAP”).

Use of Estimates

In preparing financial statements in conformity with U.S. GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reported period. Actual results could differ from those estimates. The more significant estimates and assumptions by management include among others: useful life of property and equipment, collectability of accounts receivable and accrued liabilities.

Cash and Cash Equivalents

For financial statement presentation purposes, the Companies consider time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. The Companies had no cash equivalents at December 31, 2021 or December 31, 2020.

Accounts Receivables and Allowances for Doubtful Accounts

The allowance for doubtful accounts is based on the Companies’ assessment of the collectability of customer accounts and the aging of the related invoices and represents the Companies’ best estimate of probable credit losses in its existing trade accounts receivable. The Companies regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay. The allowance for doubtful accounts is included in accounts receivables, net on the Companies’ combined balance sheet. The Companies’ allowance for doubtful accounts balance was $33,372 and $0 as of December 31, 2021 and December 31, 2020 respectively.

Property and Equipment

The Companies record property and equipment at cost. Property and equipment is depreciated using the straight-line method over the estimated economic lives of the assets, which are from 3 to 10 years. The Companies capitalize the expenditures for major renewals and improvements that extend the useful lives of property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. The Companies review the carrying value of long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by a comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

8

Fair Value of Financial Instruments

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The Companies had no assets or liabilities which were measured at fair value on a nonrecurring basis during the reporting periods.

Income Taxes

The Companies are limited liability companies and do not incur federal taxes. For tax purposes, the earnings and losses of the Companies are included in the members’ personal income tax returns and are taxed based on their personal tax strategies. Therefore, there is no provision or liability for federal income taxes reflected in the accompanying financial statements.

Concentration of Credit Risk

Cash includes amounts deposited in financial institutions in excess of insurable Federal Deposit Insurance Corporation (“FDIC”) limits. The Companies did not have cash balances in excess of FDIC limits at December 31, 2021 or December 31, 2020.

9

Revenue Recognition

The Companies recognize revenue on arrangements in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). The core principle of ASC 606 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services ASC 606 requires companies to assess their contracts to determine the timing and amount of revenue to recognize under the new revenue standard. The model has a five-step approach:

1.	Identify the contract with the customer.

2.	Identify the performance obligations in the contract.

3.	Determine the total transaction price.

4.	Allocate the total transaction price to each performance obligation in the contract.

5.	Recognize as revenue when (or as) each performance obligation is satisfied.

Revenue generated from clinical and lab services is recognized at the time the service is performed. The Companies’ performance obligations related to the delivery of services to patients are satisfied at the time of service. Accordingly, there are no performance obligations that are unsatisfied or partially unsatisfied at the end of the reporting period with respect to patient service revenue.

A portion of the Companies’ service revenue is reimbursed by third party insurance payors. Payments for services rendered to the Companies’ patients are generally less than billed charges. The Companies monitor revenue and receivables from these sources and record an estimated contractual allowance to properly account for the anticipated differences between billed and reimbursed amounts.

Patient service revenue is presented net of an estimated provision for contractual adjustments and write offs. adjustments result from the difference between the physician rates for services performed and the reimbursements by third-party insurance payors for such services. Collection of patient service revenue the Companies expect to receive is normally a function of providing complete and correct billing information to third-party insurance payors within the various filing deadlines and typically occurs within 30 to 60 days of billing. Third-party insurance payors account for approximately 15% of the Companies’ revenue.

For patient fees that are not covered by third party insurance payors, the Companies require patients to pay for services prior to the services being rendered. The Companies record these prepayments as deferred revenue until the services are rendered. Once services are rendered the Companies recognize the revenue in accordance with ASC 606.

As of December 31, 2021 and 2020 the Companies had $394,066 and $420,275 of deferred revenue, respectively.

Advertising Expense

The Companies expense advertising costs as incurred. These costs are included in the operating costs for the Companies on the statement of operations. For the years ended December 31, 2021 and 2020 the Companies incurred in advertising costs $10,827 and $17,559 respectively.

Recently Adopted Accounting Pronouncements

Leases (Topic 842). In February 2016, FASB issued ASU 2016-02, Leases (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. For private companies the new standard is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Companies will adopt the standard effective January 1, 2022.

10

Note 2 – Property and Equipment

Property and equipment consists of the following:

	December 31, 2021	December 31, 2020
Furniture and equipment	$10,784	10,784
Leasehold improvements	63,389	-
Less: accumulated depreciation	(7,912)	(1,253)
Total equipment, net	$66,261	9,531

During the years ended December 31, 2021, and 2020, the Companies recorded depreciation expense of $6,660 and $1,254 respectively.

Note 3 – Notes Payable

Paycheck Protection Program

On April 15, 2020, the Companies received a loan in the principal amount of $181,600 pursuant to the U.S. Small Business Administration’s Paycheck Protection Program. The loan matured 18 months from the date of funding, was payable over 18 equal monthly installments, and had an interest of 1% per annum. Up to 100% of the principal balance of the loan was forgivable based upon satisfaction of certain criteria under the Paycheck Protection Program. On February 24, 2021, the principal of the loan as well as $1,567 of accrued interest was forgiven and the note was extinguished. The Companies recognized a gain of $181,600 on extinguishment of debt during the year ended December 31, 2021.

Note 4 – Members’ Distributions

Members’ distributions totaling $1,902,950 and $1,679,968 were paid out during the years ended December 31, 2021 and 2020, respectively. Distributions payable to the members totaled $426,734 and $363,368 at December 31, 2021 and 2020, respectively.

Note 5 – Commitments and Contingencies

Insurance

The Companies’ insurance coverage is carried with third-party insurers and includes: (i) general liability insurance covering third-party exposures; (ii) statutory workers’ compensation insurance; (iv) excess liability insurance above the established primary limits for general liability and automobile liability insurance; (v) property insurance, which covers the replacement value of real and personal property and includes business interruption; and (vi) malpractice insurance covering our physicians for acts related to our business activities. All coverage is subject to certain limits and deductibles, the terms and conditions of which are common for companies with similar types of operations.

Legal Matters

The Companies are not currently subject to any material legal proceedings; however, it could be subject to legal proceedings and claims from time to time in the ordinary course of its business, or legal proceedings it considered immaterial may in the future become material. Regardless of the outcome, litigation can, among other things, be time consuming and expensive to resolve, and can divert management resources.

Note 6 – Subsequent Events

The Companies have evaluated all other subsequent events from the balance sheet date through the date the financial statements were issued and has determined there are no additional events required to be disclosed.

11